UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 18, 2016

Resource Apartment REIT III, Inc.

(Exact name of registrant as specified in its charter)

Commission file number 333-207740

Maryland	47-4608249
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1845 Walnut Street, 18th Floor, Philadelphia, PA 19103

(Address of principal executive offices) (Zip code)

(215) 231-7050

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the following obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 18, 2016, Resource Apartment REIT III, Inc. (the “Company”) entered into a selected dealer agreement (the “Ameriprise Agreement”) among Ameriprise Financial Services, Inc. (“Ameriprise”), Resource Securities, Inc., the dealer manager for the Company’s initial public offering (the “Dealer Manager”), Resource REIT Advisor, LLC, the Company’s external advisor, and Resource Real Estate Inc., the Company’s sponsor, pursuant to which Ameriprise will act as a participating dealer and will offer and sell, on a best efforts basis, shares of the Company’s Class A and Class T common stock in its ongoing initial public offering.

Pursuant to the terms of the Ameriprise Agreement, Ameriprise or its affiliate generally will be (i) reallowed by the Dealer Manager a selling commission of up to 7.0% of the price of each Class A share and up to 2.0% of the price of each Class T share (except shares sold pursuant to the Company’s distribution reinvestment plan) sold by Ameriprise; provided, however, that such selling commissions shall be reduced with respect to sales to certain categories of purchasers, as described in the Ameriprise Agreement and elsewhere in the prospectus for the Company’s initial public offering, (ii) reallowed by the Dealer Manager an annual distribution and shareholder servicing fee of 1.0% of the purchase price per Class T share (or, once reported, the amount of the Company’s estimated NAV), provided, however, that the amount of the distribution and shareholder servicing fee to be reallowed to Ameriprise will not exceed a total of 4.0% of the purchase price per Class T share (or, once reported, the amount of the Company’s estimated NAV), (iii) reallowed by the Dealer Manager a marketing fee equal to a specified percentage of the purchase price of each Class A share and each Class T share (except shares sold pursuant to the Company’s distribution reinvestment plan) sold by Ameriprise subject to limitations on underwriting compensation prescribed by the Financial Industry Regulatory Authority (“FINRA”), (iv) reimbursed for its bona fide, separately invoiced due diligence investigation expenses consistent with the language contained elsewhere in the prospectus for the initial public offering and applicable FINRA regulations and rules, and (v) subject to applicable FINRA limitations, reimbursed for its mutually agreed upon technology costs associated with the offering, if any, related costs and expenses, and other costs and expenses related to the facilitation of the marketing of the shares and the ownership of such shares by Ameriprise’s customers, including fees to attend conferences sponsored by the Company.

Pursuant to the terms of the Ameriprise Agreement, the Company is required to adopt and disclose a valuation policy consistent with FINRA requirements and declare an estimated net asset value per share based upon a valuation determined by an independent valuation firm as of the earlier of (a) the end of the calendar quarter in which the primary portion of the Company’s initial public offering terminates, or (b) June 30, 2018.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

1.1	Selected Dealer Agreement, dated November 18, 2016, by and among Resource Apartment REIT III, Inc., Ameriprise Financial Services, Inc., Resource Securities, Inc., Resource REIT Advisor, LLC, and Resource Real Estate, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RESOURCE APARTMENT REIT III, INC.

Dated: November 23, 2016	By:	/s/ Alan F. Feldman
Alan F. Feldman President and Chief Operating Officer